Exhibit 10.2

EXCHANGE AGREEMENT

     This EXCHANGE AGREEMENT (this “Agreement”) is made as of December 31, 2003, by and between TEKNIK DIGITAL ARTS, INC., a Nevada corporation (the “Company”), and CODEFIRE ACQUISITION CORP., a California corporation (“CAC”). Except as otherwise indicated herein, capitalized terms used herein are defined in Article VII hereof.

RECITALS

     WHEREAS, CAC has provided a line of credit to Teknik in the aggregate principal amount of $500,000, which financial accommodations are evidenced by that certain $500,000 promissory note, dated as of December 31, 2003, made payable by Teknik to CAC (the “Note”); and

     WHEREAS, subject to terms and conditions set forth herein, CAC desires to acquire from Teknik, and Teknik desires to issue to CAC, 1,000,000 shares of common stock, par value $0.50 per share, of Teknik (the “Shares”), in exchange for the cancellation of the indebtedness underlying the Note, including all unpaid principal and accrued interest thereunder as of the date of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF THE SECURITIES

     1.1 Exchange. On the terms and subject to the conditions of this Agreement, at the Closing:

     (a) CAC shall surrender to Teknik the original Note, marked cancelled and paid in full.

     (b) Teknik shall issue to CAC a certificate evidencing the Shares, duly registered in the name of CAC, which Shares shall be duly authorized, validly issued, fully paid and nonassessable.

     1.2 Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) will take place at the offices of Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004 on December 31, 2003 (the “Closing Date”) (so long as all conditions to the obligations of the parties to consummate the transaction contemplated hereby have been satisfied or waived), or at such other time and location as is mutually agreed upon by Teknik and CAC.

ARTICLE II

CONDITIONS TO CLOSING

     2.1 Conditions to CAC’s Obligations. The obligation of CAC to consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

     (a) the representations and warranties set forth in Article III herein will be true and correct in all material respects at and as of the Closing Date as though then made and as though references to the Closing Date were substituted for references to the date of this Agreement throughout such representations and warranties;

     (b) prior to the Closing, Teknik will have performed and complied in all material respects with each of the covenants and agreements required to be performed by it under this Agreement;

     (c) all proceedings to be taken by Teknik in connection with the consummation of the transaction contemplated hereby and all certificates, opinions, instruments and other documents, including customary representations, warranties, covenants, conditions and remedies for breach, required to be delivered by Teknik to effect the transaction contemplated hereby will be reasonably satisfactory in form and substance to CAC; and

     (d) all governmental filings, authorizations and approvals that are required for the consummation of the transaction contemplated hereby, if any, with the exception of a Form D with the SEC, will have been duly made and obtained other than those filings, authorizations or approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

     Any condition to the obligations of CAC specified in this Section 2.1 may be waived by CAC in its sole discretion.

     2.2 Conditions to Teknik’s Obligations. The obligation of Teknik to consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

     (a) the representations and warranties set forth in Article IV hereof and in any writing delivered by CAC pursuant hereto will be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

     (b) CAC will have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

     (c) all consents and waivers by third parties that are required for the consummation of the transactions contemplated hereby including, without limitation, any consents that are required in order that the transactions contemplated hereby do not constitute a breach of or a default under or a termination or modification of any agreement to which CAC is a party or to which any material property of CAC is subject, will have been obtained on terms reasonably satisfactory to Teknik; and

     (d) all governmental filings, authorizations and approvals that are required for the consummation of the transaction contemplated hereby, if any, will have been duly made and obtained other than those filings, authorizations or approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

     The conditions specified in this Section 2.2 may be waived by Teknik, in its sole discretion.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TEKNIK

     As a material inducement to CAC to enter into this Agreement, Teknik hereby represents and warrants to CAC that:

     3.1 Corporate Existence; Good Standing; Compliance with Law. Teknik (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding environmental laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws; and (f) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Teknik has furnished to counsel for CAC true and correct copies of its Certificate of Incorporation, as amended, and bylaws, as presently in effect.

     3.2 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by Teknik of this Agreement, the other agreements and documents required to be executed hereby and the transactions contemplated hereby and the issuance of the Shares: (a) are within Teknik’s corporate power; (b) have been duly authorized by all necessary or proper corporate action; (c) do not contravene any provision of Teknik’s Certificate of Incorporation or bylaws or any corporate restriction of or applicable to Teknik; (d) do not violate any law, statute, rule or regulation, or any judgment, order or decree of any court or governmental authority or agency applicable to Teknik; (e) do not conflict with or result in the breach or termination of, with or without notice or the lapse of time constitute a default under or accelerate or permit the acceleration of any performance required by, or result in any material modification of the terms of, any indenture, mortgage, deed of trust, lease, agreement, contract, obligation, commitment or other instrument to which Teknik is a party or by which Teknik or any of its property is bound; (f) do not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of Teknik; and (g) do not require the consent or approval of any governmental authority or any other person, except those that have been obtained, made or complied with as of the Closing. No other corporate proceedings on the part of Teknik are necessary to approve and authorize the execution and delivery of this Agreement and consummation of the transaction contemplated hereby and the filing of a Form D with the SEC. This Agreement has been duly executed and delivered by Teknik and constitutes a legal, valid and binding obligation of Teknik enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditor’s rights generally and by general principles of equity.

     3.3 Capitalization. (a) The authorized, issued and outstanding capital stock of Teknik is as set forth on Schedule 3.3. All of the presently outstanding shares of capital stock of Teknik have been duly and validly authorized and issued, and are fully paid and non-assessable. There are no restrictions on the transfer of Teknik’s capital stock other than those arising from federal and state securities laws or arising from this Agreement or the documents executed in connection herewith.

     (b) Upon the issuance and delivery of the Shares in accordance with this Agreement, (i) the Shares will be duly authorized, validly issued, fully paid and nonassessable; and (ii) CAC will acquire, subject to federal and state securities laws, good, valid and marketable title to the Preferred Stock, free and clear of all liens, claims, preemptive rights, options, warrants, rights, commitments, charges, encumbrances, equities, proxies or voting or other agreements whatsoever.

     3.4 Closing Date. All the representations and warranties contained in this Article III and made by or on behalf of Teknik elsewhere in this Agreement and all information delivered in any schedule, attachment, or exhibits hereto are true and correct in all material respects on the date of this Agreement and will be true and correct in all material respects on the Closing Date unless waived by CAC.

     Solely for the purposes of this Article III, “knowledge” and “best of knowledge” shall mean actual knowledge without any special investigation or inquiry.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CAC

     As a material inducement to Teknik to enter into this Agreement, CAC hereby represents and warrants to Teknik that:

     4.1 Organization and Power. CAC is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     4.2 Authorization. The execution, delivery and performance of this Agreement by CAC and the consummation of the transaction contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of CAC, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by CAC and constitutes a legal, valid and binding obligation of CAC, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating the enforcement of creditor’s rights generally and by general principles of equity.

     4.3 Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby do not and will not (a) conflict with or result in a breach of any of the provisions of, (b) constitute a default under, (c) result in a violation of, or (d) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under, the provisions of the certificate of incorporation or bylaws of CAC or any agreement or instrument to which CAC is bound or by which CAC is affected, or any applicable law, statute, rule or regulation or any judgment, order or decree to which CAC is subject.

     4.4 Title. CAC has good and marketable title to the Note and has the authority (legal and otherwise) to exchange the Note for the Shares and hereby acknowledges that such exchange shall be for full and final payment of all amounts whatsoever due under the Note.

     4.5 Closing Date. The representations and warranties contained in this Article IV and made by CAC elsewhere in this Agreement are true and correct in all material respects on the date of this Agreement and will be true and correct in all material respects on the Closing Date, unless waived by Teknik.

ARTICLE V

TERMINATION

     5.1 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual written consent of CAC and Teknik;

     (b) by CAC or Teknik if there has been a material misrepresentation or breach on the part of the other party or parties in the representations and warranties set forth in this Agreement if such breach is not cured within 10 days after the terminating party first notifies the other party of such breach, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party’s or parties’ obligations to consummate the transaction contemplated hereby, unless such terminating party’s or parties’ willful breach of this Agreement has caused the condition to be unsatisfied; or

     (c) by CAC or Teknik if the Closing has not occurred on or prior to December 31, 2003; and provided that neither CAC nor Teknik may terminate this Agreement pursuant to this Section 5.1(c) if such person’s willful breach of this Agreement has prevented the consummation of the transaction contemplated hereby at or prior to such time.

     5.2 Effect of Termination. In the event of termination of this Agreement by either CAC or Teknik as provided above, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its shareholders or directors or officers in respect hereof, except for the obligations of the parties pursuant to Sections 6.2 and 6.5 and except that nothing herein will relieve any party from liability resulting from any breach of this Agreement prior to such termination, including, without limitation, any breach of Section 6.7.

ARTICLE VI

ADDITIONAL AGREEMENTS

     6.1 Survival. Notwithstanding any examination made for or on behalf of CAC, the knowledge of any of its officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion, all representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered in connection with this Agreement shall survive the Closing and shall be fully effective and enforceable until the termination of any statute of limitation applicable to the rights of the parties hereunder.

     6.2 Indemnification. (a) Each party agrees to indemnify and hold harmless the other party, including each of its Affiliates, and the directors, officers, agents, employees, accountants and attorneys thereof (such party and each such other Person, an “Indemnified Party”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively “Liabilities”), and will reimburse each Indemnified Party for all fees and expenses (including the reasonable fees and expenses of outside counsel) (collectively, “Expenses”) as they are incurred in investigating, preparing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation or arbitration and to which any Indemnified Party is a party (collectively, “Actions”), arising out of (i) any breach of any of the representations or warranties made by a party in this Agreement or any of the agreements or certificates, documents or other writings contemplated hereby or delivered in connection herewith, (ii) any breach or violation of or failure to perform fully any covenant, agreement or obligation of a party in this Agreement or any of the agreements contemplated hereby, or (iii) any Action by any third party arising out of or in connection with the transactions contemplated by this Agreement; provided, however, that neither party shall indemnify any Indemnified Party from Liabilities or reimburse Expenses incurred by such party to the extent they arise out of the willful misconduct, gross negligence or bad faith (as finally determined by a court of competent jurisdiction) of such party. If multiple claims are brought against an Indemnified Party (including in an arbitration), with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, each party agrees that any award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

     (b) The indemnification provisions of this Section 6.2 are in addition to, and not in derogation of, any statutory or common law remedy any party may have for misrepresentation, breach of warranty or breach of covenant.

     6.3 Further Transfers. Each party (at its own expense) will execute and deliver such further instruments of conveyance and transfer and take such additional action as the requesting party may reasonably request to effect, consummate, confirm or evidence the issuance to CAC of the Shares on the other hand, and the transfer of the Note (marked cancelled and paid in full) on the other hand.

     6.4 Investigation. Prior to the Closing Date, CAC and its representatives may make or cause to be made such investigation of the business and properties of Teknik as each deems reasonably necessary or advisable and Teknik shall furnish and disclose promptly to CAC all information concerning its business, properties and personnel as CAC or its representatives reasonably request. Upon reasonable notice, Teknik agrees to permit, prior to the Closing Date, CAC and its authorized representatives to have access during business hours to Teknik’s and each of its Subsidiaries’ books, records, facilities, key personnel, officers, directors, customers (upon prior consultation with Teknik), independent accountants, and legal counsel (without waiver of privilege) in a manner that will not unreasonably interfere with the normal business of Teknik and its Subsidiaries.

     6.5 Transfer of Securities. The Shares are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities Act (or any similar rule or rules then in force) if such rule is available or (iii) subject to the conditions specified in Section 6.6 below, any other legally available means of transfer such that the Securities are registered or exempt from registration.

     6.6 CAC Representations. CAC represents that it is an “Accredited Investor” within the meaning of Regulation D under the Securities Act. CAC understands that the Securities constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. CAC hereby represents that it is acquiring the restricted securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided, that nothing contained herein shall prevent CAC and subsequent holders of restricted securities from transferring such securities in compliance with the provisions of Section 6.6. CAC understands that the restricted securities are being offered and sold in reliance on exemptions from the registration requirements of federal and state securities laws and that Teknik is relying upon the truth and accuracy of CAC’s representations, warranties, agreements, acknowledgments and understandings set forth herein to determine its suitability to acquire the restricted securities. Each instrument or certificate for restricted securities shall be imprinted with a legend in substantially the following form:

     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON DECEMBER 31, 2003 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED UNDER FEDERAL AND STATE SECURITIES LAWS AND FURTHER IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE EXCHANGE AGREEMENT, DATED AS OF DECEMBER 31, 2003 BETWEEN THE ISSUER (“TEKNIK”) AND CODEFIRE ACQUISITION CORP., AND TEKNIK RESERVES THE

RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY TEKNIK TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

ARTICLE VII

DEFINITIONS

     “Actions” shall have the meaning set forth in Section 6.2.

     “Affiliate” means, with respect to any Person, (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that directly or indirectly controls, is controlled by or is under common control with such Person or any Affiliate of such Person, (iii) each of such Person’s officers, directors, joint ventures and partners, and, (iv) the spouse, each sibling and each lineal descendant and ascendant of any such specified Person or any Affiliate of such specified Person. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     “Agreement” shall have the meaning set forth in the preamble of this Agreement.

     “Closing” shall have the meaning set forth in Section 1.2.

     “Closing Date” shall have the meaning set forth in Section 1.2.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Expenses” shall have the meaning set forth in Section 6.2.

     “CAC” shall have the meaning set forth in the preamble to this Agreement.

     “Indemnified Party” shall have the meaning set forth in Section 6.2.

     “Liabilities” shall have the meaning set forth in Section 6.2.

     “Material Adverse Effect” shall mean (i) a material adverse change in the business, assets, earnings, operations, prospects, or customer, supplier, employee or sales representative relations, or financial or other condition of Teknik.

     “Person” means any individual, sole proprietorship, partnership (including a limited partnership), joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, limited liability company, joint stock company, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or other business entity.

     “SEC” means the United States Securities and Exchange Commission and any successor to the functions thereof.

     “Securities Act” means the Securities Exchange Act of 1933, as amended.

ARTICLE VIII

MISCELLANEOUS

     8.1 Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived, provided that, subject to the last sentence of Section 2.1 and the last sentence of Section 2.2, any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by each of Teknik and CAC. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     8.2 Notices. All notices, demands and other communications given or delivered under this Agreement will be in writing and shall be made by hand delivery, overnight courier, first-class mail, or telecopier and will be deemed to have been given when personally delivered, four business days after being mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (subject to receipt of written confirmation). Notices, demands and communications to Teknik and CAC will, unless another address is specified in writing, be sent to the addresses indicated below:

     Notices to Teknik:

          Teknik Digital Arts, Inc.
          4299 MacArthur Blvd., #105
          Newport Beach, California 92660
          Attention: John R. Ward
          Telecopy No.: (949) 474-1510

          With copies to:

          Squire, Sanders & Dempsey L.L.P.
          Two Renaissance Square
          40 North Central Avenue
          Suite 2700
          Phoenix, Arizona 85004
          Attention: Gregory R. Hall, Esq.

          Telecopy No.: (602) 253-8129

Notices to CAC:

          CodeFire Acquisition Corp.
          7377 E. Doubletree Ranch Road
          Suite 270
          Scottsdale, Arizona 85258
          Attention: John Ward
          Telecopy No.: (480) 443-3879

     8.3 Binding Agreement; Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     8.5 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     8.6 Headings; Interpretation. The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement. Whenever the term “including” is used in this Agreement (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) in connection with a listing of one or more items or matters, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, such items or matters.

     8.7 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

     8.9 Governing Law. THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ARIZONA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ARIZONA.

     8.10 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

[Signature page to follow.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TEKNIK DIGITAL ARTS, INC.,
a Nevada corporation

By:

Name: John R. Ward
Title: Chief Executive Officer

CODEFIRE ACQUISITION CORP.,
a California corporation

By:

Name:	John R. Ward
Title:	President